SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 23, 2009

FUSA Capital Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-50274	510520296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Fifth Avenue, Suite 4200, Seattle, WA	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (206) 274-5107

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 5.03     Amendments to Articles of Incorporation or Bylaws

On June 29, 2009, our Board of Directors resolved to amend the Articles of Incorporation pursuant to Nevada Revised Statues 78.207 to decrease the number of authorized shares of our common stock, par value $.001, from 500,000,000 to 333,333 shares. Correspondingly, our Board of Directors affirmed a reverse split of one thousand and five hundred (1,500) to one (1) in which each shareholder will be issued one (1) share in exchange for every one thousand and five hundred (1,500) common shares of their currently issued common stock.

A record date of July 6, 2009 was established in order to provide NASDAQ ten days notice pursuant to Rule 10b-17 of the Securities and Exchange Act of 1934 as amended. All shareholders of this record date will receive one (1) share of our common stock in exchange for every one thousand and five hundred (1,500) common shares of their currently issued common stock. These share certificates will be issued upon surrender.

On July 23, 2009, we filed a Certificate of Change pursuant to NRS 89.209 in connection with the transaction with the Nevada Secretary of State for the decrease in authorized shares and reverse split. Under the Nevada Revised Statutes, shareholder approval was not required.

A copy of the Certificate of Change is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

In connection with this corporate action, as of the open of business on July 24, 2009 the Company has the following new CUSIP.  The new trading symbol is pending.

New CUSIP Number:   36112Y 203

Item 9.01     Financial Statements and Exhibits

Exhibit Number 3.1	Description Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSA Capital Corporation

/s/ Jenifer Osterwalder
Jenifer Osterwalder
President, Principal Executive Officer, Principal Financial Officer
Date: July 28, 2009